FRIDAY MARCH 15, 9:37 AM EASTERN TIME
PRESS RELEASE
SOURCE: PHARMACEUTICAL RESOURCES, INC.
PROPOSED PURCHASE OF ISP'S PHARMACEUTICAL FINE CHEMICAL BUSINESS TERMINATED

SPRING VALLEY, N.Y., March 15 /PRNewswire-FirstCall/ -- Pharmaceutical Resources, Inc. ("PRI") (NYSE: PRX - NEWS) announced today that its negotiations with International Specialty Products Inc. concerning PRI's previously announced proposed purchase of ISP's pharmaceutical fine chemical business have terminated. As a result of various events and circumstances which have occurred since announcement of the proposed transaction, PRI has discontinued negotiations with ISP. ISP has made a demand for a $3 million break-up fee. The Company is presently in discussions with ISP concerning the resolution of this issue.

PRI, a holding company, develops, manufactures, and distributes generic pharmaceutical products through its wholly owned subsidiary, Par Pharmaceutical. Par, located in Spring Valley, New York, manufactures and distributes over 115 products representing various dosage strengths of 53 drugs. For press release and other Company information, visit our website at HTTP://WWW.PARPHARM.COM.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those concerning management's expectations with respect to future events or future financial performance. Any such statements that refer to PRI's anticipated future results, product performance, release date of future products, or other non-historical facts are forward-looking and reflect PRI's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the uncertainty associated with complex litigation, including the eventual outcome and litigation costs and expenses incurred along the way, the success of PRI's product development activities, and the timeliness with which regulatory authorizations and product introductions may be achieved, market acceptance of PRI's products, the availability of raw materials on commercially reasonable terms, successful compliance with extensive, costly, complex, and evolving governmental regulations and restrictions, exposure to product liability, and other risks and uncertainties detailed in PRI's filings with the Securities and Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.

SOURCE: PHARMACEUTICAL RESOURCES, INC.